Exhibit 99.1

AYRO Provides Incremental Corporate Update

AUSTIN, Feb. 17, 2022 (GLOBE NEWSWIRE) -- AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, provides an update on recent corporate and strategic initiatives from CEO Thomas Wittenschlaeger:

Dear Shareholders and Investors,

In the business update I provided in mid-December at our Annual Shareholders Meeting, I highlighted a number of initiatives we are currently undertaking at AYRO. Now, in mid-February, with further accomplishments and additional initiatives underway, I wanted to provide investors with an update on some of these initiatives.

We continue to take steps to shift our supply chain structure away from Asia and to a North America-based strategy. Having more localized control of our supply chain will be critical to shortening our vehicle delivery time and lowering our unit costs. We will have more to discuss around this topic in future updates. For now, please note that this initiative continues to be at the cornerstone of our manufacturing strategy.

Customer interest in the low-speed vehicle (LSV) food delivery segment continues to be robust. In many urban areas, a LSV solution to food delivery is quite feasible and appropriate, and we believe our leadership position in the LSV segment should bode well for our competitive positioning. Moreover, our distribution partnerships with Club Car and Gallery Carts remain quite important in this segment and allow us to offer food box architecture and configuration solutions, which are necessary components of food delivery. We look forward to additional progress on this front and further honing our LSV strategy.

With respect to our cost structure and overhead expenses, we recently reduced our senior staff footprint and associated expenses by 40%, except for related one-time separation costs, with no discernible impact on ongoing operations. As I mentioned in our December update, every aspect of our operation must be justified, including personnel and outsourced services. Although our cash position is quite healthy at $77M as of September 30, 2021 and we have no debt, remaining vigilant on expense control must continue to be an essential part of our operations.

Given our strong financial condition, we are also evaluating other options for the strategic deployment of capital beyond our ongoing strategic initiatives. We believe there are potentially other segments of the electric vehicle (EV) market that could be additive to our planned suite of offerings and services. While we are not committed to this approach, we believe it prudent to assess the EV landscape for potential businesses that would allow us to accelerate our revenue growth and reach critical scale faster.

Lastly, I wish to underscore that we will recognize record revenue and record unit deliveries of the Club Car Current in the fourth quarter of 2021, even amid the unprecedented supply chain disruptions affecting all businesses. Additionally, we expect sequential revenue growth in each of the first two quarters of 2022.

Supporting this revenue outlook is Club Car’s recent introduction of the lithium-battery powered version of the Current. We are optimistic that buyers will find this version quite appealing, for not only does this lithium version bring inherent “green” advantages over the standard lead-acid battery version, but it also offers enhanced hill climbing performance and air conditioning for warmer climates.

In summary, we continue to make progress in positioning AYRO for sustainable success in the EV market, and specifically in the LSV segment of the EV market. The food delivery market represents an enormous market opportunity that goes beyond simply the vehicle component. We intend to capitalize on this distinction and will certainly share additional progress on this front in the future. We take expense control seriously and are adamant about being incredibly efficient with our capital. Furthermore, we will look to be opportunistic with our capital as well, and we are exploring potential partnerships and acquisitions that could be synergistic with our competitive stance in the market. Lastly, we do not want to give the impression that we have taken our eye off our need and ability to grow our revenue. We will report record revenue in the fourth quarter and, based on our current forecast, expect record revenue again in both the first and second quarters of 2022.

I would like to thank all of our loyal shareholders and look forward to providing additional updates in the future.

Regards,

Thomas M. Wittenschlaeger
CEO – AYRO Corp.

About AYRO, Inc.

Texas-based AYRO, Inc. designs and produces all-electric, purpose-built vehicles that are powered by technology and usable by anyone. Driven by insight gained from partners, customers, and research, AYRO delivers profitable and sustainable e-delivery solutions that empower organizations to enable sustainable fleets that extend both their brand value and exceptional user experience throughout the delivery process. Founded in 2017 by entrepreneurs, investors, and executives with a passion for creating sustainable electric vehicle solutions, AYRO is focused on adaptable, eco-friendly solutions that can impact change in campus, micro distribution, micro mobility, and last-mile delivery. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the expected value of the purchase order and the assembly, customization and offering of vehicles by AYRO’s strategic partners. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier in China for the sub-assemblies in semi-knocked-down state for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

Joseph Delahoussaye - CORE IR for AYRO Inc.

investors@ayro.com